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                                                                  EXHIBIT 10.15

                              MONASH UNIVERSITY
                        of Wellington Road, Clayton
                                                                      Landlord


                        CHIRON TECHNOLOGIES PTY. LTD.
                              (IN LIQUIDATION)
                               ACN 006996792
                       of 11 Duerdin Street, Clayton
                                                                    Old Tenant


                            MIMOTOPES PTY. LTD.
                              ACN 090 841 286
                       of 11 Duerdin Street, Clayton
                                                                    New Tenant


                           -----------------------
                              TRANSFER OF LEASE
                           -----------------------


                              PATRICK SMITH
                              Barrister & Solicitor
                              Suite 13, Caulfield Plaza
                              860-876 Dandenong Road
                              Caulfield East 3145
                              Telephone: 9571  9322 9571 9422
                              Facsimile: 9571 9813
                              PES: 2780


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                                                                 PATRICK SMITH
                                                                     SOLICITOR

                              TRANSFER OF LEASE

LEASE:     Date:      13 April 1999
           Premises:  Cnr Martin & Duerdin Streets, Clayton
           Period:    4 years 2 months commencing on 1 July 1998
           Options:   4 further period(s) of 7 years (each)

LANDLORD:                                   MONASH UNIVERSITY of Wellington
                                            Road, Clayton

OLD TENANT:                                 CHIRON TECHNOLOGIES PTY. LTD. (In
                                            Liquidation) ACN 006 996 792 of 11
                                            Duerdin Street, Clayton

NEW TENANT:                                 MIMOTOPES PTY. LTD. ACN 090 841 286
                                            of 11 Duerdin Street, Clayton

TRANSFER DATE:

OLD TENANT'S GUARANTOR:                     Not applicable

NEW TENANT'S GUARANTOR:                     Not applicable


Each of the descriptions on this page has the same meaning in the following pages.



                                                                             1


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1.     TRANSFER

       1.1 The old tenant transfers the lease to the new tenant with all options. The new tenant will hold the lease from the transfer date.

       1.2 If the old tenant is not the tenant named in the lease, the old tenant promises that it has become the tenant by previous valid transfers of the lease.

2.     VALIDITY OF LEASE

       The old tenant promises that on the transfer date the lease and the options are valid and no changes have been made to them.

3.     NEW TENANT ACCEPTS OBLIGATIONS

       The new tenant must pay the rent and do everything else required by the lease for the remainder of the lease and during any period it stays in possession after it ends.

4.     INDEMNITY BY NEW TENANT

       The new tenant indemnifies the old tenant so that the old tenant will not be responsible for breaches of the lease by the new tenant.

5.     OLD TENANT STILL LIABLE

       This transfer does not end the obligations of the old tenant under the lease. Unless the lease provides otherwise, those obligations continue until the end of the lease, but do not continue into any period of overholding after this lease ends, nor into any renewed term.

6.     OLD TENANT'S GUARANTOR STILL LIABLE

       This transfer does not end the obligations of the old tenant's guarantor under any guarantee or indemnity. Unless the guarantee or indemnity provides otherwise, those obligations continue until the end of the lease, bud do not continue into any period of overholding after the lease ends, nor unto any renewed term.

7.     LANDLORD'S PROMISES

       The landlord-

       7.1 Promises that if it is not the landlord named in the lease, it is now the person entitled to take possession of the premises if the lease ends.

       7.2 Promises that the lease and options are valid and that no changes have been made to them.

       7.3     Consents to this transfer, and

       7.4 Agrees not to take any action against the old tenant before the transfer date which would harm the new tenant's rights.

8.     GUARANTEE AND INDEMNITY

       The new tenant's guarantor-

       8.1 Guarantees to the landlord and to the old tenant that the new tenant will pay the rent promptly and will do everything the lease requires.

       8.2 Agrees that this guarantee is a continuing guarantee which will not be affected by-
               -  part payment,
               -  part performance,
               -  extension of time given by the landlord, or
               -  non-registration of the lease.

       8.3 Must indemnify the landlord and the old tenant so that they suffer no harm from breaches of the lease by the new tenant including losses resulting from the insolvency or winding-up of the new tenant.

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9.     ACKNOWLEDGEMENT BY OLD TENANT'S GUARANTOR

       The old tenant's guarantor by signing this transfer acknowledges that its obligations to guarantee the old tenant continue.

10.    STAMP DUTY

       The new tenant must pay the stamp duty on this transfer (if any) and must provide one signed copy for each person named on page one.

11.    GST

       11.1    In this clause:

               "GST" means GST within the meaning of the GST Act.

               "GST Act" means the A New Tax System (Goods and Services Tax) Act 1999 (as amended).

       11.2 Except where this document states otherwise an amount payable by a party for a taxable supply made by the other party under this document is expressed as a GST exclusive amount.

       11.3 If this document requires a party to pay an amount in respect of an expense or liability ("reimbursable expense") incurred by the other party ("payee") to a third party, the reimbursable expense must be net of any input tax credit to which the payee is entitled in respect of the reimbursable expense.

       11.4 If a party makes a taxable supply under this document, then the party liable to pay for the taxable supply must also pay to the supplier the GST payable in respect of the taxable supply at the time payment for the taxable supply is due.

       11.5 A party is not obliged under clause 11.4 to pay the GST on a taxable supply to it, until given a valid tax invoice for the supply.

12.    CONSENTS

       The old tenant must obtain the necessary consents to the transfer, and must get the landlord to sign it. It must do so at its own expense.

13.    VARIATIONS

       13.1 The parties hereto agree that the Clause 14.1 of the Lease be amended by the deletion of the figures "$23,635.00" and the figures "$100,000.00" be inserted.

       13.2    In all other respects the Lease is hereby confirmed.

14.    INTERPRETATION

       This transfer is binding on-

       12.1    Individuals' executors and administrators

       12.2    Corporations' liquidators and administrators

       12.3 Anyone to whom the persons affected by this transfer of lease transfer their rights under it.

       And in interpreting this transfer-

       12.4    Singular words include the plural and vice versa, and

       12.5    Words expressed in one gender include all genders.

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15.    OBLIGATIONS JOINT AND INDIVIDUAL

       If any person named on page one is made up of more than one individual or corporation, they must all perform their obligations under this transfer jointly and each individual must also perform them.

Executed as a deed on:

Execution & Attestation:

THE COMMON SEAL of MONASH
UNIVERSITY was hereto affixed on the
14th day of September 2001
by Direction of the Vice-Chancellor and
President in the presence of:


  /s/
---------------------------------------        Vice-Chancellor and President

  /s/ Patrick Smith
---------------------------------------        Deputy Vice-Chancellor

CHIRON TECHNOLOGIES PTY. LTD (In Liquidation)
executed on the           day of          2001

  /s/
---------------------------------------        Liquidator

The COMMON SEAL of MIMOTOPES PTY. LTD
was hereto affixed on the       day of     2001

  /s/ Andrew Milner
---------------------------------------       Director
                                                              [MIMOTOPES PTY.
  /s/ Ian Ray                                                  LTD. A.C.N.
---------------------------------------       Secretary        090 841 286
                                                               COMMON SEAL]

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DATED                                                                     199
-----------------------------------------------------------------------------



                               MONASH UNIVERSITY
                                                                       "Lessor"


                                     -and-

                         CHIRON TECHNOLOGIES PTY. LTD.
                                 ACN 006 996 792
                                                                       "Lessee"

                                     LEASE



                              PATRICK SMITH
                              Barrister & Solicitor
                              Suite 13, Caulfield Plaza
                              860-876 Dandenong Road
                              Caulfield East 3145
                              Telephone: 9571  9322 9571 9422
                              Facsimile: 9571 9813
                              PES:2780

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THIS GROUND LEASE made the 18th day of APRIL 1999 BETWEEN the Lessor as set out in Item 1 of the First Schedule ("the Lessor") of the one part and the Lessee as set out in Item 2 of the First Schedule ("the Lessee") of the other part

WITNESSES that the Lessor hereby leases to the Lessee all that piece of land ("the Land") described in Item 3 of the First Schedule as tenant for the term specified in Item 4 of the First Schedule commencing on the date specified in
Item 5 of the First Schedule ("the Term") and at the rental and otherwise subject to the following covenants, conditions and restriction that is to say:-

PART 1 - INTERPRETATION

1.1     In this Ground Lease unless the contrary intention appears:-

        "ADJOINING LAND" means the adjoining land described in Item 10 of the First Schedule.

        "BUILDING" means the improvements now or hereafter erected on the Land.

        "GROUND LEASE" means this Ground Lease including all Schedules and annexures and as amended, varied or supplemented from time to time.

        "LESSEE" means and includes the Lessee and the executors, administrators, successors and permitted assigns of the Lessee and where not repugnant to the context the employees and agents of the Lessee.

        "LESSOR" means and includes the Lessor and the executors, administrators, successors and permitted assigns of the Lessor and where not repugnant to the context the employees and agents of the Lessor.

        "PLAN OF SURVEY" means the plan of survey annexed hereto and marked
        "A".

        "PROPERTY" means the Land and the Building.

        "RENT" means all moneys described in the Second Schedule hereof as rent and payable as rent by the Lessee to the Lessor under this ground Lease.

        "TERM" means the term specified in Item 4 of the First Schedule commencing on the date specified in Item 5 of the First Schedule.

        "THE Land" means the land described in Item 3 of the First Schedule.

1.2     NUMBER AND GENDER

        Except to the extent that such interpretation shall be excluded by or be repugnant to the context, reference to any party shall include its successors and permitted assigns; the word "person" shall include a "body corporate" and vice versa; words importing the singular number or plural number shall include the plural number and singular number respectively; and reference to any gender includes all genders.


                                                     Original Lease
                                                     Stamped with: $2,436.60
                                                     Pen/Int; $256.89
                                                     Trn: 564507 24-AUG-1999
                                                     Stamp Duty Victoria: AXK2


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1.3    JOINT AND SEVERAL

       Any covenant or agreement on the part or for the benefit of two or more persons shall respectively bind them and be for the benefit of them jointly and each of them severally.

1.4    HEADINGS

       Headings of clauses and marginal notes have been inserted for guidance only and shall not be deemed to form any part of the context.

1.5    STATUTES

       Reference to a statute or ordinance includes all regulations under and amendments to that-statute or ordinance whether by subsequent statutes or ordinances or otherwise and any statute or ordinance passed in substitution for the statute or ordinance referred to or incorporating any of its provisions.

1.6    EXCLUSION OF IMPLIED S AND POWERS

       The covenants and powers implied in every lease by virtue of the Transfer of Land Act 1958 shall not apply to or be implied in this Ground Lease except insofar as the same or some part thereof is included in the covenants hereinafter contained.

1.7    CONTRA PROFERENDUM

       In the Interpretation of this Ground Lease, no rules of construction shall apply to the disadvantage of one party on the basis that it put forward the Ground Lease or any part thereof.

1.8    PROVISIONS TO BE CONSTRUED AS S

       Such of the provisions and conditions herein contained as require or prescribe anything to be done or not to be done by the Lessee shall in addition to being read and construed as conditions of the Ground Lease hereby granted be also read and construed as covenants and agreements whereby the Lessee for itself and its assigns covenants and agrees with the Lessor to observe and perform such provisions and conditions.

1.9    SEVERABILITY OF PROVISIONS

       Any provision of this Ground Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Ground Lease or affecting the validity or enforceability of such provision in any other jurisdiction.

PART 2 - RENT AND OUTGOINGS

2.1    RENT

       The Lessee will during the Term pay the Rent to the Lessor or otherwise as the Lessor shall notify the Lessee in writing free of exchange and all deduction in the manner provided for in the Second Schedule.




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2.2      RATES AND TAXES, ETC.

         (a) Subject to Clause 2.2(b) and (c) the Lessee will as and when the same become due for payment pay all (or in the first and last year of the Term the appropriate proportionate part of all) rates, taxes (including Land Tax assessed as if the Land was the only land owned by the Lessor), assessments, duties and fees whether municipal, local, government or otherwise which are at any time during the Term charged upon or imposed or levied in respect of the Land or the Buildings or both on the Lessor or the Lessee on account thereof (collectively and individually referred to as "charges") and will if required by the Lessor produce to the Lessor the receipts for such payments within 14 days after the respective due dates for payment.

         (b) If the charges are in respect of land only, including the Land, the Lessee will pay that proportion of the charges which the area of the Land bears to the total area of that land.

         (c)      If the charges are in respect of -

                  (i)      improvements only, including the Building, or

                  (ii) land and improvements, including the Land and the Building,

                           the Lessee will pay that proportion of the charges which the amount that the relevant authority attributes to the Building (in the case of (c)(i)) or the Land and the Building (in the case of (c)(ii)), for the purposes of determining such charges ("the Ground Lease Amount") respectively bears to the total amount that the relevant authority attributes to all those improvements or the whole of the relevant land and improvements thereon, as the case may be, for such purposes; provided that if the relevant authority fails or refuses to stipulate the Ground Lease Amount then that amount shall be agreed upon by the parties and failing agreement within 21 days of either party requesting the other in writing to agree upon a specified amount as being the Ground Lease Amount, shall be such reasonable amount as may be determined by an expert appointed by the parties and failing agreement by the President or other principal officer for the time being of the Australian Institute of Valuers (and should such Institute have ceased to exist by such body or association as then serves substantially the same objects as such Institute) and such expert shall act as an expert and not an arbitrator and his decision shall be final and binding on the parties and his costs will be borne in such proportion as the expert shall determine.

         (d) The Lessor may in its discretion elect by notice in writing to the Lessee to pay any of the charges in which event the Lessee shall on demand reimburse the Lessor to the extent of its liability therefore.

2.3      STATUTORY FEES; AND CHARGES

         The Lessee will pay or cause to be paid all other fees charges and impositions (excluding income, capital gains or other like taxes or impositions) which are at any time during the Term payable by the Lessor in respect of the Property or on account of the use and occupation of the Property.

2.4      ELECTRICITY, GAS, WATER CHARGES, ETC.

         The Lessee will as and when the same become due for payment in addition to the Rent pay or cause to be paid all proper charges for gas, electricity, water and other services supplied to or consumed in or on the Property as registered and recorded on the meters installed therein for that purpose and will also pay or cause to be paid all charges in respect of any telephone services connected to the Property.

PART 3 - USE OF THE PROPERTY

3.1      PURPOSES

         The Lessee shall use the Property for the purpose specified in Item 6 of the First Schedule subject to the consent of all necessary authorities having been obtained and will not use or permit to be used the Property for any other purpose or purposes whatsoever unless the Lessee first obtains the written consent of the Lessor which consent may be given or withheld at the Lessor's discretion.

3.2      NO NOXIOUS USE

         The Lessee will not permit any noxious, immoral, noisome, offensive or illegal act, trade, business, occupation or calling at any time during the Term to be exercised, carried on, permitted or suffered in or upon the Property and will not permit any act, matter or thing whatsoever at any time during the Term to be done in or upon the Property which shall or may cause annoyance, nuisance, grievance, damage or disturbance to the Lessor or to the occupiers or owners of adjoining or neighbouring lands or buildings nor will the Lessee permit any auction sale to be held on the Property.

3.3      ALTERATIONS AND ADDITIONS

         The Lessee will not nor will it permit any person to make any alteration or addition to the structure or exterior of the Building or conduct any other building or development work on the Land without the prior written consent of the Lessor which consent shall not be unreasonably withheld and shall in the course of such alterations or additions or other building or development work made with the consent of the Lessor observe and comply with all reasonable requirements of the Lessor and requirements of public authorities. The provisions of Clause 8.1 will apply to any such alterations, additions, building or development work. Without prejudice to the foregoing provisions of this Clause, the Lessee will when applying for the Lessor's approval to any alterations or additions to the Building or other building or development work submit with the application drawings and specifications in respect thereof prepared by a qualified consultant approved by the Lessor which approval shall not be unreasonably withheld. Work in respect of alterations or additions to the Building or other building or development work approved by the Lessor (such approval not to be unreasonably withheld) shall only be carried out by contractors or qualified tradesmen approved by the Lessor which approval shall not be unreasonably withheld and if required by the Lessor the Lessee shall on completion of such work hand to the Lessor a certificate by a consultant approved by the Lessor which approval shall not be unreasonably withheld to the effect that such work has been carried out in accordance with the drawings and specifications relating thereto and in accordance with the requirements of all relevant public authorities.

3.4      LESSEE TO COMPLY WITH STATUTORY REQUIREMENTS

         The Lessee will, to the extent that it is legally able to do so, from time to time and in all respects observe and comply with the requirements of all relevant statutory provisions and all ordinances proclamations regulations and by-laws thereunder and all notices orders and directions which may be given under the same present or future affecting or relating to the Property or to any business or operations conducted thereon or to the conduct of any person using or upon the Property or the use thereof and with all requirements which may be made or notices or orders which may be given by any governmental semi-governmental city municipal health licensing or any other authority having jurisdiction or authority in respect of the Property or the use thereof of whatsoever nature.

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3.5      SUB-LETTING

         The Lessee will not during the continuance of this Ground Lease without the prior consent in writing of the Lessor assign transfer mortgage charge or otherwise deal with the Lessee's interest in the Property or demise sub-let or part with the possession of or grant any license affecting the Property or by any act or deed procure any of the foregoing. The Lessor will not unreasonably withhold its consent to any sub-letting if prior thereto the Lessee either has not committed any default under this Ground Lease or has committed a default under this Ground Lease which has been waived or excused and if prior thereto:-

         (a) the Lessee has proved to the satisfaction of the Lessor that the proposed sub-lessee ("Ingoing Tenant") is a respectable responsible and solvent person;

         (b) the Ingoing Tenant has entered into a deed of sub-lease (to which the Lessor shall be a party) in the form and containing such covenants as the Lessor may require including a covenant that the Ingoing Tenant will duly perform and observe the covenants and agreements on the Lessee's part herein contained;

         (c) the Ingoing Tenant has furnished the Lessor with such guarantee or guarantees of the performance of his obligations under this Ground Lease as the Lessor shall require;

         (d) the Lessee has entered into a deed in the form required by the Lessor under which the Lessee releases the Lessor from all claims against the Lessor in respect of, or in any way arising from, this Ground Lease; and

         (e) the Lessee has established to the satisfaction of the Lessor that the Ingoing Tenant is obliged to pay a rental which will not be less than the Rent and all other amounts payable by the Lessee pursuant to this Ground Lease.

         The provisions of Section 144 of the Property Law Act 1958 as amended shall not apply to this Ground Lease and are hereby expressly excluded.

3.6      SIGNS AND ADVERTISING

         The Lessee will not without the prior approval in writing of the Lessor (which approval shall not be unreasonably withheld) erect display affix or exhibit on or to the Property or any part thereof any signs, lights, embellishments, advertisements, names or notices (other than notices required by law).

PART 4 - MAINTENANCE, REPAIRS, ETC.

4.1      REPAIR AND MAINTENANCE

         Without prejudice to the specific obligations contained in this Part 4 the Lessee will at all times during the Term maintain, repair, amend, replace, paint, renew, cleanse, uphold and keep the whole and each an every part of the Building in good and substantial repair, order and condition.

4.2      CLEANING OF THE PROPERTY

         The Lessee will to the reasonable satisfaction of the Lessor cause the Property during the whole of the Term to be kept clean and free from dirt and rubbish and inflammable or dangerous materials and from time to time will remove and take away or cause to be removed or taken away from the Property all refuse in accordance with the requirements of the local authority and of the Lessor.

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4.3     GROUNDS

        The Lessee shall keep all trees shrubs plants and lawns in the Property adequately watered and cultivated and replace any which may perish with suitable substitutes and shall keep all lawns and hedges regularly mowed and clipped and all gardens roadways and pathways free from weeds.

4.4     PEST CONTROL

        The Lessee will take all reasonable precautions to keep the Property free of rodents vermin insects pests birds and animals and in the event of failing so to do will if so required by the Lessor but at the cost of the Lessee employ from time to time or periodically pest exterminators approved by the Lessor.

4.5     INFECTIOUS ILLNESS

        The Lessee will in the event of any infectious illness occurring on the Property forthwith give notice thereof to the Lessor and to the proper public authorities and at the expense of the Lessee will thoroughly fumigate and disinfect the Property to the satisfaction of the Lessor and such public authorities and otherwise comply with their reasonable and lawful requirements in regard to the same.

PART 5 - INSURANCES

5.1     INSURANCES

        The Lessee will effect or cause to be effected and maintained the following insurances in the joint names of the Lessor and the Lessee for their respective rights and interests

        (A)   CONTRACTOR'S ALL RISKS INSURANCE

              If the Lessee wishes to erect or cause to be erected any improvements upon the Land, prior to the commencement of the works whereby the improvements are to be erected, a contractor's all risks policy relating to the works and the Property until the works have been completed to a stage where they are suitable for beneficial occupation and use.

        (B)   GENERAL INSURANCE

              If the Lessee erects or causes to be erected any improvements upon the Land, as from and including the date on which the improvements have been completed to a stage where they are suitable for beneficial occupation and use:

                (I)   INSURANCE OF THE PROPERTY

                      Insurance of the Property (including all plant equipment fixtures and fittings therein) against loss injury damage or destruction from any insurable risk relating but not limited to loss injury damage or destruction to the Property by fire, water, earthquake, theft, explosion, riot, strikes, civil commotion, malicious damage, lightning storm, tempest, impact by vehicle or aircraft or articles dropped from any aircraft or any other insurable risk reasonably required by the Lessor for the reinstatement cost of the Property

               (II)   INSURANCE OF ALL PLATE GLASS, ETC.

                      Insurance of all plate glass, fixed glass, and windows in the Property for the reinstatement cost thereof from loss, damage, or injury caused by explosion, earthquake, aircraft, riot, civil commotion, fire, lightning, storm, tempest, Act of God and war damage.

              (III)   WORKER'S COMPENSATION INSURANCE

                      Insurance against any liability which may arise at common law or by virtue of any relevant workers' compensation legislation in connection with the Property.

               (IV)   SPECIAL INSURANCES

                      Such special insurances as may be required by the Lessor from time to time being insurances which in the reasonable opinion of the Lessor are commonly effected by owners or Lessees having regard to the nature of the Property.

        (C)   PUBLIC RISK INSURANCE

              Adequate public risk insurance reasonable acceptable to the Lessor for at least $5 million (or such other amount as may be notified by the Lessor to the Lessee at any time and from time to time) in respect of the Property and covering the indemnities referred to in Part 6 of this Lease.

5.2     NON-AVOIDANCE OF INSURANCE

        The Lessee will not at any time during the Term do permit or omit or suffer to be done permitted or omitted any act, matter or thing upon the Property or the bringing or keeping of anything therein whereby any insurance relating to the Property may be rendered void or voidable.

PART 6 - INDEMNITIES AND RELEASE

6.1     RELEASE BY LESSEE

        The Lessee agrees to occupy use and keep the Property and to use Martin Street at the risk of the Lessee and hereby releases to the full extent permitted by law the Lessor and its agents, servants, contractors and employees from all claims and demands of every kind resulting from or connected (whether directly or indirectly) with any death, accident, loss, injury, damage or destruction occurring therein and the Lessee expressly agrees that the Lessor shall have no responsibility or liability for any loss or destruction of or injury or damage to fixtures or personal property of the Lessee or any other person.

6.2     RESPONSIBILITY OF THE LESSEE

        The Lessee shall, to the extent that it is legally able to do so, take and be subject to the same responsibilities in regard to persons and property and otherwise to which the Lessee would be subject if the Term the Lessee were the owner of the freehold of the Property.

6.3     GENERAL INDEMNITIES

        Without prejudice to the generality of the foregoing provisions, the Lessee agrees to indemnify and to keep indemnified the Lessor from and against all actions, claims, demands, notices, losses, injuries, damages, destruction, costs, outgoings and expenses to which the Lessor shall or may become liable in respect of or arising from all or any of the following:

         (i) any loss damage or destruction to property or death or injury of whatsoever nature or kind and howsoever or wherever sustained, caused or contributed to by the use occupation or condition (including latent or other defects) of the Property or of anything in on or upon the Property not caused by the willful act and default of the Lessor;

        (ii) any act, neglect, default or omission by the Lessee hereunder and whether the same arises through any act, neglect, default or omission of the Lessee or any of its agents, contractors, servants, licensees, sublessees, invitees or any trespassers;

       (iii) any notice claim or demand to pay do or perform any act matter or thing to be paid done or performed by the Lessee under this Ground Lease.

6.4     SPECIFIC INDEMNITIES

        Without limiting the generality of Clauses 6.1, 6.2 and 6.3 the Lessee agrees to indemnify and to keep indemnified the Lessor from and against all actions, claims, demands, losses, injuries, damages, destruction, costs, outgoings and expenses for which the Lessor shall or may be or become liable in respect of or arising from all or any of the following:-

         (i) overflow or leakage of water (including rain water) and other fluids in, into or from the Property; and

        (ii) any loss, damage to property or death or injury to persons which may be suffered or sustained by the Lessee or any of its agents, contractors, servants, licensees, sublessees, invitees or any trespasser in on or upon any portion of the Property or Martin Street whether in occupation or control of the Lessor or of the Lessee or of any other person.

6.5     CONTINUATION OF RELEASE ETC.

        The releases, responsibilities and indemnities contained in Clauses 6.1, 6.2, 6.3 and 6.4 shall continue in full force and effect after the expiration or other determination of the Ground Lease but only in respect of any act, event, deed, matter or thing occurring before such expiration or determination.

6.6     NEGLIGENCE OF THE LESSOR

        Notwithstanding the provisions of any other clause in this Part 6, the releases, responsibilities and indemnities contained in this Part 6 shall not apply with respect to any act matter thing or consequence caused by the negligence or default of the Lessor.

PART 7 - QUIET ENJOYMENT, ETC.

7.1     QUIET ENJOYMENT

        The Lessee, paying the Rent hereby reserved and duly and punctually observing and performing the convenants, obligations and provisions in this Ground Lease and on the part of the Lessee to be observed and performed shall and may peaceably possess and enjoy the Land for the Term without any interruption or disturbance from the Lessor or any other person or persons lawfully claiming by from or under the Lessor.

7.2     EASEMENTS ETC.
        The Lessor shall be entitled for the purpose of:

     (a) the provision of public or private access to and egress from the Land; or

     (b) supporting structures hereafter to be erected on or from adjoining lands; or

     (c) the provision of services including water drainage, gas and electricity supply, and telephone and electronic communication services to grant easements or rights of support or enter into any arrangement or agreement with any of the owners lessees tenants or occupiers or others interested in any land adjacent or near to the the Land or with any public authority as the Lessor thinks fit and it may likewise for such aforesaid purposes dedicate, transfer, grant or create any land easement or privilege in favour of such parties or in favour of any such adjoining or neighbouring (and or any public authority over or affecting the Property or the Land or any improvements for the time being erected thereon and this Ground Lease shall be deemed to be subject to any such agreement, arrangement, right, easement or privilege provided that the Lessor does not materially deprive the Lessee of quiet enjoyment of the Land.

PART 8 - REMOVAL OF IMPROVEMENTS AND FIXTURES, HOLDING OVER

8.1     IMPROVEMENTS

        Notwithstanding any rule of law or equity to the contrary including, without limiting the generality of the foregoing, any improvements erected upon the Land or any part thereof in the Building, as the case may be, upon affixation to the Land (notwithstanding that the Lessee may have expended moneys in or towards their construction and installation) shall be and shall be deemed to have always been the property of the Lessor and (subject as herein provided) shall not be removed by the Lessee. The Lessee shall not be entitled to receive from the Lessor any compensation in respect of any improvements so constructed on or within the Land or any part thereof provided that the Lessor does not materially deprive the Lessee of quiet enjoyment of the Land.

8.2     REMOVAL OF IMPROVEMENTS AND FIXTURES

        The Lessee within one month after the expiration or sooner determination of the Term shall, if required by the Lessor, demolish, pull down and take, remove and carry away or cause to be taken, removed and carried away from the Land all improvements erected by the Lessee thereon and all property of the Lessee brought upon the Property by the Lessee and the Lessee shall be responsible for any damage to the Land caused in the course of such removal and shall be required to make good any damage thereto and shall in all respects at its costs reinstate the Land as nearly as possible to the condition it was in prior to the erection by the Lessee of any improvements on the Land.

8.3     HOLDING OVER

        In the event of the Lessee holding over after the expiration or sooner determination of the Term with the consent of the Lessor the Lessee shall become a monthly tenant only of the Lessor at a monthly rental equivalent to one twelfth of the Rent payable at the expiration or sooner determination of the Term and otherwise on the same terms and conditions as those herein contained, so far as applicable. Either the Lessor or the Lessee shall be entitled to terminate any such monthly tenancy at any time upon giving 30 days' notice in writing to the other.

PART 9 - DEFAULT, TERMINATION, ETC.

9.1     EVENTS OF DEFAULT

        if:

        (a) the Rent hereby reserved or any part thereof shall be unpaid for a period of 10 days after the day on which the same ought to have been paid in accordance with the covenant for payment of Rent herein contained (although no formal or legal demand shall have been made therefor); or

        (b) the Lessee being a corporation, an order is made or a resolution is effectively passed for the winding up of the Lessee other than for the purposes of amalgamation or reconstruction; or

        (c) the Lessee fails duly and punctually to perform or observe any one or more of the covenants, conditions, agreements or provisions on the part of the Lessee expressed or implied in this Ground Lease (unless the non-performance or non-observance has been waived or excused by the Lessor in writing); or

        (d) any event occurs entitling the holder or proprietor of any charge over the whole or any part of the assets and undertaking of the Lessee to require immediate repayment of moneys thereby secured; or

        (e) the Lessee being a corporation, if any person or persons who between then beneficially hold or control at the date of this Ground Lease more than fifty per centum (50%) of the voting, income or capital participation rights therein subsequently ceases to hold or control more than fifty per centum (50%) of such rights without the prior written consent of the Lessor.

        THEN it shall be lawful for the Lessor or any person on its behalf at any time thereafter to re-enter upon the Property or any part thereof in the name of the whole and thereby determine this Ground Lease but without relieving the Lessee from liability for any breach or non-observance of any such covenant or provision and without limiting the foregoing to exercise at any time as aforesaid all and every power of re-entry conferred by statute without prejudice to any right of action or remedy of the Lessor in respect of any antecedent breach of any of the covenants by the Lessee hereinbefore contained in addition to any right or power or proviso for re-entry by the Lessor implied in this Ground Lease and any such implied right power or proviso shall not derogate from the foregoing power or proviso and this provision shall operate and be deemed to apply under or subject to the provisions of any statute from time to time in force PROVIDED THAT such right of re-entry for the breach of any covenant or condition herein contained either to pay money payable hereunder other than rent or to which section 146 of the Property Law Act 1958 extends shall not be exercised unless and until the expiration of 14 days after the Lessor has served on the Lessee a notice required to be served on the Lessee by Sub-section (1) of said section 146 specifying the particular breach, requiring the Lessee to remedy the breach and where the Lessor has suffered loss, requiring the Lessee to make compensation in money for the breach.

9.2     LESSOR MAY REMEDY LESSEE'S DEFAULTS

        If the Lessee omits or neglects to pay any money or to do or effect anything which the Lessee has herein covenanted to pay do or effect then on each and every such occasion it shall be lawful for but not obligatory upon the Lessor and without prejudice to any rights or powers arising from such default to pay such money or to do or effect such thing by itself as if it were the Lessee and for that purpose the Lessor may enter upon the Property and there remain for the purpose of doing or effecting such thing and without prejudice to the rights powers and remedies of the Lessor otherwise under this Ground Lease the Lessee will pay to the Lessor interest at the rate being 2% above the rate from time to time charged by the Lessor's bank on overdrafts exceeding $100,000 on any moneys due by the Lessee to the Lessor on any account whatsoever pursuant to this Ground Lease but unpaid for 14 days such interest to be computed from the due date in respect of which the for the payment of the moneys in interest chargeable until payment of such moneys in full and is to be recoverable in like manner as rent in arrears.

9.3     ESSENTIAL TERMS

        (a) The covenants by the Lessee specified in Clauses 2.1, 2.2, 2.3, 2.4, 3.2, 3.3, 3.4, 3.5, 4.1, 5.1, 8.2, 10.5 and 10.8
                are essential terms of this Ground Lease. The Lessee covenants to compensate the Lessor in respect of any breach of those covenants and the Lessor, in addition to any other rights to which the Lessor is entitled, including the right to terminate this Ground Lease, shall be entitled to recover damages from the Lessee for the loss or damage suffered by or resulting to the Lessor in respect of such breaches by the Lessee.

        (b) If the Lessee's conduct constitutes a repudiation of this Ground Lease or constitutes a breach of any covenants by the Lessee hereunder the Lessee covenants to compensate the Lessor for the loss or damage suffered by or resulting to the Lessor by reason of the repudiation or breach.

        (c) The Lessor shall, without prejudice to any obligation it may have in law to mitigate its damages, be entitled to recover damages against the Lessee in respect of repudiation or breach of covenant for the loss or damage suffered by or resulting to the Lessor during the entire term of this Ground Lease and the Lessor's entitlement shall not be affected or limited by any actions of the Lessor or Lessee which result in the vacating of the Property or the termination or surrender of this Ground Lease.

9.4     YIELDING UP

        The Lessee will at the expiration or sooner determination of this Ground Lease peaceably surrender and yield up unto the Lessor the Property clean and free from rubbish and in a state of repair order and condition in all respects consistent with full compliance with the obligations relating to repair order and condition set out in
        Part 4 hereof and the requirements of Clauses 8.2 and 8.3.

PART 10 - GENERAL

10.1    NO WAIVER

        No waiver by the Lessor of any breach of any covenant obligation or provision in this ground Lease express or implied shall operate as a waiver of another breach of the same or of any other covenant obligation or provision in the Ground Lease express or implied.

10.2    EXCLUSION OF WARRANTIES

        The Lessee acknowledges and declares that no promise representation warranty or undertaking has been given by or on behalf of the Lessor in respect of the suitability of the Land or the Property for any use or purpose to be carried out thereon.

10.3    WHOLE AGREEMENT

        The covenants and provisions contained in the ground Lease expressly or by statutory implication cover and comprise the whole of the agreement between the parties hereto and it is expressly agreed and declared that no further or other covenants or provisions whether in respect of the Property or otherwise shall be deemed to be implied herein or to arise between the parties hereto by way of collateral or other agreement by reason of any promise representation warranty or undertaking given or made by any party hereto to another or prior to the execution hereof and the existence of any such implication or collateral or other agreement is hereby negatived.

10.4   CONSENTS

       In any case where pursuant to this Ground Lease the doing or execution of any act matter or thing by the Lessee is dependent upon the consent or approval of the Lessor such consent or approval may be given conditionally or unconditionally or withheld by the Lessor in its absolute uncontrolled discretion unless otherwise herein provided.

10.5   REIMBURSEMENT OF LESSOR'S EXPENSES

       To the extent permissible at law the Lessee will forthwith upon demand pay to the Lessor by way of additional rent an amount equivalent to any moneys paid by the Lessor in respect of any liability imposed on the Lessee under or by virtue of this Ground Lease not withstanding that any statute, ordinance, proclamation, order, regulation or moratorium present or future directly or indirectly imposes such liability upon the Lessor.


10.6   COSTS

       Each party will pay its own costs in relation to the negotiation preparation and execution of this Ground Lease. The Lessee shall on demand by the Lessor pay:

       (a)  all stamp duty in respect of this Ground Lease;

       (b) All duties, reasonable fees, charges, assessments and expenses of or incidental to any application for the consent of the lessor and of or incidental to any and every breach or default by the Lessee hereunder and of or incidental to the exercise or attempted exercise of any right, power, privilege, authority or remedy of the Lessor under or by virtue of this Ground Lease and the fees of all professional consultants incurred by the Lessor in consequence of or in connection with breach or default by the Lessee hereunder; and

       (c) all expenses incurred by the Lessor in any entry inspection examination consultation or the like which discloses a breach by the Lessee of any covenant of this Ground Lease.

10.7   SERVICE OF NOTICES

       All approvals and all consents elections or other notices required or necessary to be made or given hereunder shall be in writing and may be given to or served upon the party being served by being left at the address of the party mentioned herein or such other place of business as may be notified in writing to the other parties from time to time or by telex to the telex number and any such consent election or other notice may be signed by the party concerned under its common seal or on its behalf by a secretary or other duly authorised officer in that behalf for the time being of such party. In the case of a telex it shall be deemed to be duly serviced if the person sending the telex shall receive the answer-back of the party to whom the telex is sent upon completion of transmission of the telex.


10.8   NO MERGER

       No act matter or thing done under or by virtue of or in connection with this Ground Lease or any other agreement between the parties hereto shall operate as a merger of any of the rights and remedies of the parties in or under this Ground Lease or in or under any such other agreement all of which shall continue in full force and effect.

10.9   LESSEE TO PAY FOR WORK

       Whenever the Lessee is obliged or required hereunder to do or effect any act, matter or thing then the doing of such act matter or thing shall, unless this Ground Lease otherwise provides be at the sole risk and expense of the Lessee.

10.10  NO MORATORIUM

       Unless application is mandatory by law no statute ordinance proclamation order regulation or moratorium present or future shall apply to this Ground Lease so as to abrogate, extinguish, impair, diminish, fetter, delay or otherwise prejudicially affect any rights powers remedies or discretions given or accruing to the Lessor.

                         PART 11 - OPTION OF RENEWAL

       If the Lessee shall desire to take a renewed lease of the Property for a further term set out in Item 8 of the First Schedule from the date of expiration of this Ground Lease and shall give to the Lessor not more than 9 months' nor less than 3 months' previous notice in writing of such desire and provided the Lessee is not then in default under the provisions of this Ground Lease whether expressed or implied the Lessor at the cost of the Lessee will grant to the Lessee a renewal of this Ground Lease for such further term subject to the same terms and conditions contained in this Ground Lease except that the number of option terms in Item 8 of the First Schedule will be reduced by one and except for this Clause in respect of the Ground Lease for the last of the terms of renewal PROVIDED THAT the Rent shall be determined in the manner provided in the Second Schedule.

                   PART 12 - RIGHT TO LEASE ADJOINING LAND

12.1 The Lessor will not be entitled to lease the Adjoining Land to any person other than the Lessee without first having offered ("the
       Offer") to lease it to the Lessee. The Offer will be in writing and will contain all of the covenants, terms and conditions of the proposed lease. The Offer will remain open for acceptance by the Lessee in writing for a period of one month commencing on the date of the Offer. Failing acceptance of the Offer by the Lessee within that period, the Lessor will at any time thereafter be entitled to lease the Adjoining Land to any other person subject to covenants, terms and conditions no more favourable to such other person than those contained in the Offer.

               PART 13 - RIGHT OF FIRST REFUSAL AS TO PURCHASE

13.1 If at any time during the Term the Lessor shall be desirous of selling the Property the Lessee (if the Lessee is not then in default under the provisions of this Ground Lease whether express or implied) shall have the right to purchase the Property upon the following conditions:

       (a) The Lessor shall deliver to the Lessee the form of contract for sale of the Property duly signed by the Lessor containing the terms and conditions upon which the Property is offered to the Lessee for sale ("the Offer").

       (b)  The Lessee, if it desires to accept the Offer, shall within seven
            (7) days after the receipt of the Offer cause to be delivered to the Lessor the said form of contract duly executed by the Lessee together with the deposit or any other moneys required by the terms thereof to be paid upon the execution thereof and thereupon such contract shall be deemed to have been entered into by the parties.

       (d) If the Lessee shall not within the said period of seven (7) days accept the Offer (as to which time shall be of the essence) or if the Lessee shall at any time within the said period of seven (7) days signify its irrevocable intention not to accept the Offer then the Lessor shall be at liberty to sell the Property to any other person upon terms and conditions not more favourable to the proposed purchaser than those contained in the Offer.

                         PART 14 - SECURITY DEPOSIT

14.1 The Lessee must pay a security deposit to the Lessor of the amount of $23635.00 and must maintain the deposit at that amount.

14.2 The Lessor may use the deposit to make good the cost of remedying breaches of the Lessee's obligations under this Lease.

14.3 After this Lease has ended and the Lessee has vacated the premises, the Lessor must refund the unused part of the deposit within 14 days.

                             THE FIRST SCHEDULE

1.  LESSOR              MONASH UNIVERSITY

2.  LESSEE              CHIRON TECHNOLOGIES PTY LTD
                        (ACN 006 996 792) of 11 Duerdin Street, Clayton

3.  LAND                That part of the land described in Certificate of
                        Title Volume 9974 Folio 753 outlined in red on the Plan of Survey and situated on the corner of Martin and Duerdin Streets

4.  TERM                Four (4) years and Two (2) months

5.  COMMENCEMENT DATE   1 July 1998

6.  USE                 Activities comprising the development of electronic
                        technology, biotechnology, or other scientific disciplines for application to commerce, industry, government or rural pursuits and may include office promotion, display, laboratory, manufacturing areas, administration, conference, assembly or required for such activities

7.  REVIEW PERIOD       Three (3) Months

8.  OPTION TERMS        Four (4) successive terms of Seven (7) years each

9.  RENT                $94,540.00 per annum

10. ADJOINING LAND      That part of the land contained in Certificate of
                        Title Volume 9974 Folio 753 outlined blue on the Plan of Survey

                             THE SECOND SCHEDULE

                                     RENT

    The rent payable by the Lessee to the Lessor pursuant to this Ground Lease shall be calculated and paid in the manner following:-

1.  INITIAL RENT

    The Lessee will with effect from 15th February, 1989 and during the remainder of the Term pay to the Lessor without demand from the Lessor and without any deduction whatsoever a rent (hereinafter call "Rent") of the amount specified in Item 10 of the First Schedule, such rent to be paid in advance by regular and consecutive monthly payments on or before the first day of each month in each year during the Term (except the first and last payments which if necessary will be proportionate), commencing with effect from 15th February, 1989 and subject to review as hereinafter provided.

2.  TIME FOR RENT REVIEW

    During the Term the Rent shall be reviewed on the basis that the Lessor shall be entitled by serving upon the Lessee notice in writing to that effect during a Review Period specified in Item 7 of the First Schedule to require the Rent payable hereunder to be reviewed and, subject to paragraph 5 of this Schedule, as and from the end of that Review Period the reviewed rent, calculated and determined in accordance with the provisions of paragraph 3 of this Schedule, shall be the Rent hereby reserved. "Review Period" means each period as specified in Item 7 of the First Schedule immediately preceding the expiration of each period of three (3) years commencing on the date of commencement of the Term or where this Ground Lease has been granted pursuant to an option contained in a previous lease, commencing the day immediately following the expiration of the last Review Period under such previous lease.

3.  DETERMINATION OF REVIEWED RENT

    The reviewed rent shall be such amount as may be agreed upon between the parties, or, failing agreement within two (2) months of the date of service of such notice aforesaid, shall be the greater of:-

    (a) The Rent payable for the 12 months immediately prior to the expiry of the relevant Review Period; and

    (b) an amount equal to the current market value of the Land multiplied by the current market capitalisation rate (expressed as a percentage per annum) having regard to the best use to which the Land could be put.

4.  VALUATION

    The question of the market value of the Land and the Market capitalisation rate referred to in paragraph 3 of this Schedule shall be referred for the decision of a qualified valuer to be agreed upon by the Lessor and the Lessee or (in the event of failure so to agree) of a qualified valuer selected by the Lessee from a panel nominated by the Lessor of 3 qualified valuers carrying on practice in Victoria or if no valuer is selected by the Lessee within 14 days after the panel has been nominated by the Lessor or if no such valuer can be obtained who is willing to carry out the said valuation a qualified valuer nominated by the President or other principal officer for the time being of the Australian Institute of Valuers (or should such Institute then have ceased to exist of such body or association as then serves substantially the same objects as such institute), provided that the Lessor and the Lessee may each refuse one such nomination by notifying the other of them in writing within 3 days of being advised of the nomination and in that event the parties will procure a further nomination, and the qualified valuer shall act as an expert and not as an arbitrator and the decision of such qualified valuer shall accordingly be final and binding on the parties to this Ground Lease. The Lessor and the Lessee will share equally the costs of obtaining the valuations pursuant to this Clause. Any valuer nominated pursuant hereto must be a qualified valuer carrying on practice in Victoria having not less then 5 years experience. In assessing the current market value of the Land the valuer shall disregard the Building and any other improvements on the Land to the extend that the Lessee has borne the cost thereof.

5.  PROVISION FOR ADJUSTMENT

    Should the amount of the reviewed rent as aforesaid not be ascertained before the end of the relevant Review Period the Lessee shall pending ascertainment thereof pay Rent at the rate payable immediately prior to the end of the relevant Review Period together with 80% of the increase sought by the Lessor pursuant to the provisions of paragraph 2 of this Schedule and upon the reviewed rent being ascertained any necessary adjustment of rent calculated from the expiration of the relevant Review Period shall be paid forthwith by the Lessee to the Lessor.

6.  DEFERMENT OF REVIEW

    If the Lessor shall fail to exercise its right to require the Rent payable hereunder to be reviewed within a Review Period then such right may be exercised at any time prior to the next Review Period and in every such case the provisions of this sub-clause shall be interpreted in all respects as if the end of the relevant Review Period had fallen on the date of the notice from the Lessor to the Lessee under paragraph 2 hereof (as modified by this paragraph 6). No succeeding Review Period shall be postponed by reason of the operation of this sub-clause in relation to any preceding Review Period.

IN WITNESS whereof the parties have executed this Ground Lease on the date first appearing


THE COMMON SEAL of MONASH                   )
UNIVERSITY was hereunto affixed on the 13   )
day of April 1999 by the direction          )
of the Vice Chancellor in the presence of:  )




/S/                           Vice Chancellor
-----------------------------




/S/                           General Manager
-----------------------------



THE COMMON SEAL of CHIRON                   )  [CHIRON TECHNOLOGIES PTY. LTD.
TECHNOLOGIES PTY LTD (ACN 006 996 792       )        A.C.N. 006 996 792
was hereunto affixed in accordance with its )           COMMON SEAL]
Articles of Association in the presence of: )




/S/ Ian Ray
-----------------------------
Ian Ray





-----------------------------